Exhibit 10.1

FOURTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (this “Amendment”) is entered into as of September 19, 2012 by and among GSE ENVIRONMENTAL, INC., a Delaware corporation f/k/a Gundle/SLT Environmental, Inc. (the “Borrower”), the other Persons party hereto that are designated as a “Credit Party” on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE”), as Agent and as a Lender, and the other LENDERS signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, the other Credit Parties, GE, as Agent and as a Lender, and the other Lenders from time to time party thereto are parties to that certain First Lien Credit Agreement dated as of May 27, 2011 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that Agent and Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, subject to the satisfaction (or waiver by the Lenders) of the conditions set forth herein, Agent and the Lenders signatory hereto are willing to amend the Credit Agreement in certain respects, in each case, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Amendments to Credit Agreement.  Upon satisfaction (or waiver by the Lenders) of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

a. Section 6.1 of the Credit Agreement is hereby amended by deleting subsection (a) thereof in its entirety and substituting the following therefor:

“(a)           The Credit Parties and their Subsidiaries shall not make or commit to make Capital Expenditures (excluding, in any event, to the extent constituting Capital Expenditures, the purchase price for the Poly America Assets) for any Fiscal Year set forth below in excess of the amount set forth in the table below with respect to such Fiscal Year:

Fiscal Year Ending	Capital Expenditure Limitation
December 31, 2012	$21,700,000
December 31, 2013	$17,000,000
December 31, 2014	$11,250,000
December 31, 2015	$5,000,000
December 31, 2016	$3,000,000"

b. Section 6.1 of the Credit Agreement is hereby further amended by deleting subsection (b) thereof in its entirety and substituting the following therefor:

"(b)           In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any Fiscal Year (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b) and without giving effect to clauses (c) through (e) below) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such Fiscal Year, seventy-five (75%) (or, solely in respect of the Fiscal Year ending December 31, 2012, one hundred percent (100%)) of such excess may be carried forward and utilized to make Capital Expenditures in the immediately succeeding Fiscal Year, provided that no amounts once carried forward pursuant to this subsection 6.1(b) may be carried forward to any Fiscal Year thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such Fiscal Year as set forth in clause (a) above (without giving effect to any increase in such amount pursuant to this clause (b))."

c. Section 11.1 of the Credit Agreement is hereby further amended by deleting the definition of Poly America Assets set forth therein and substituting the following therefor:

"Poly America Assets" means the equipment and other assets purchased by GSE Lining Technology, LLC pursuant to and in accordance with the Poly America Purchase Agreement, including dye removal and line removal related thereto, together with any improvements and/or refurbishments to such equipment and other assets.

3. Conditions.  The effectiveness of this Amendment is subject to the satisfaction (or waiver by the Lenders) of the following conditions precedent or concurrent:

a. the execution and delivery to Agent of this Amendment by each Credit Party, Agent and Required Lenders;

b. payment by Borrower to Agent of a fully-earned, non-refundable amendment fee for the ratable benefit of each applicable Lender that has delivered and released to Agent its executed signature page to this Amendment by no later than 1:00 p.m. EST on September 19, 2012 (each such Lender, a “Consenting Lender”), equal to 0.125% of the sum of (y) the aggregate Revolving Loan Commitments of all Consenting Lenders and (z) the outstanding principal amount of the Initial Term Loan held by Consenting Lenders, in each case, as of the date hereof;

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c. the truth and accuracy in all material respects of the representations and warranties contained in Section 4 hereof; and

d. no Default or Event of Default shall have occurred and be continuing or arise as a direct result of the effectiveness of this Amendment.

4. Representations and Warranties.   Each Credit Party hereby represents and warrants to Agent and each Lender as follows:

a. the representations and warranties made by such Credit Party contained in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

b. such Credit Party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

c. such Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment and the Credit Agreement, as amended hereby;

d. the execution, delivery and performance by such Credit Party of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action;

e. this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Person in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

f. the execution, delivery and performance by each of the Credit Parties of this Amendment have been duly authorized by all necessary action, and do not and will not: (a) contravene the terms of any of that Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any material order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (c) violate any material Requirement of Law in any material respect; and

g. no Default or Event of Default exists or shall arise as a direct result of the effectiveness of this Amendment.

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5. No Modification.  Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby.

6. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

7. Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent.

8. Further Assurance.  Borrower hereby agrees from time to time, as and when requested by the Agent or Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement and the Loan Documents.

9. Governing Law and Jurisdiction.

(a)           Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) (without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law)).

(b)           Submission to Jurisdiction.  Any legal action or proceeding with respect to this Amendment shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Amendment, each Credit Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

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(c)           Service of Process.  Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such Person specified in the Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein).  Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)           Non-Exclusive Jurisdiction.  Nothing contained in this Section 10 shall affect the right of Agent to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

(e)           Waiver of Jury Trial.  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS
AMENDMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

10. Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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